UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	001-39227	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6551 Gate Parkway, 4th Floor, Jacksonville, Florida 32256

(Address of Principal Executive Offices) (Zip Code)

(904) 296-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	DUOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On August 17, 2026, Duos Technologies Group, Inc. (the “Company”) entered into an Employment Agreement (the “Recker Agreement”) with F. Douglas Recker, the Company’s Chief Executive Officer.  The Recker Agreement is effective as of April 1, 2026, the date Mr. Recker was named Chief Executive Officer.  The Recker Agreement is for a three-year term, through March 31, 2029, and shall automatically renew for successive one-year periods, unless either party provides written notice of non-renewal at least 60 days prior to the expiration of the then-current term.  Mr. Recker receives a base salary of $650,000, subject to annual review by the Board of Directors, which may increase, but not decrease, the base salary.  Any increase shall be assessed against Company performance and benchmarked against chief executive officers of similarly sized and performing companies, consistent with the Company’s objective of maintaining Mr. Reckers’s total compensation at or below the 75th percentile of the Company’s designated peer group.  Mr. Recker is also eligible for an annual performance bonus, with a target opportunity of 125% of his base salary (the “Target Bonus”) and a maximum opportunity of 200% of the Target Bonus.  For each year during the term, the bonus shall be earned on a weighted scorecard approved by the Board of Directors (or authorized committee thereof) based 60% on revenue targets, measured on a revenue-doubling scale, and 40% on targeted EBITDA margins.  Calculation of the bonus for 2026 will not be pro-rated. Under the Recker Agreement, Mr. Recker retains the existing grant of 400,000 restricted shares of the Company’s common stock under the Company’s 2021 Equity Incentive Plan, as amended (the “2021 Plan”), which vest on [January 1, 2028].  The Recker Agreement provides that the vesting of such shares will accelerate to April 1, 2027 if the bonus scorecard set above for 2026 is achieved at target. The Company will also grant Mr. Recker up to 880,000 restricted shares of common stock under the 2021 Plan in two tranches of 440,000 shares each (for 2027 and 2028), each such tranche (i) allocated 40% to time-restricted shares (176,000 shares per tranche) vesting on January 1, 2029 (for the 2027 tranche) and January 1, 2030 (for the 2028 tranche), subject to acceleration to April 1, 2028 and April 1, 2029, respectively, if the applicable year’s bonus scorecard is achieved at target, and (ii) allocated 60% to performance-based restricted shares (264,000 shares per tranche), which shall vest upon certification of achievement of the applicable year’s revenue and EBITDA-margin targets, each metric vesting independently, with above-target performance vesting proportionately and capped at 200% per metric (such shares will be forfeited to the extent the applicable target is not achieved, in each case subject to Mr. Recker’s continued employment through the applicable vesting date).  In the event of a Change of Control (as defined in Mr. Recker’s equity term sheet included in the Recker Agreement), all outstanding equity awards will vest immediately in full.  The Recker Agreement may be terminated with or without Cause (as defined in the Recker Agreement), by Mr. Recker for Good Reason (as defined in the Recker Agreement), or in the case of Mr. Recker’s death or Disability (as defined in the Recker Agreement).  Upon a termination for Cause, Mr. Recker will receive only the Accrued Obligations (as defined in the Recker Agreement), which will not include any annual bonus for the applicable year (unless already earned), or any severance and all unvested equity awards will be forfeited.  Upon a termination for Disability or death, Mr. Recker (or his estate) will receive only his earned compensation, but any unvested equity awards will become immediately vested.  If Mr. Recker is terminated by the Company without Cause, he will receive (i) the Accrued Obligations, (ii) a pro-rated annual bonus, (iii) cash severance equal to one times the sum of his then-current base salary and target bonus, (iv) Company payment or reimbursement for COBRA premiums for up to 12 months, and (v) certain specified equity awards will vest.  Upon a termination by Mr. Recker for Good Reason, he will receive the same payments and benefits as if he had been terminated without Cause, including upon a Change of Control, if applicable. If, within the three months preceding or the 12 months following a Change of Control, the Company terminates Mr. Recker without Cause or he terminates his employment with Good Reason, he shall receive (i) cash severance equal to 1.5 times the sum of his then-current base salary and target bonus, (ii) COBRA premium payment or reimbursement for up to 18 months, and (iii) all outstanding equity awards, whether time-based or performance-based, will vest immediately.  As a full-time employee of the Company, Mr. Recker is eligible to participate in all of the Company’s benefit programs.

On September 1, 2026, the Company entered into an Employment Agreement (the “Patel Agreement”) with Dipan Patel, the Company’s Chief Operating Officer. The Patel Agreement is effective as of June 15, 2026, the date Mr. Patel was named Chief Operating Officer. The Patel Agreement is for a three-year term, through June 14, 2029, and shall automatically renew for successive one-year periods unless either party provides written notice of non-renewal at least 60 days prior to the expiration of the then-current term. Mr. Patel receives a base salary of $375,000, subject to annual review by the Board of Directors, which may increase, but not decrease, the base salary. Any increase shall be assessed against Company performance and benchmarked against chief operating officers of similarly sized and performing companies. Mr. Patel is also eligible for an annual performance bonus, with a target opportunity of 80% of base salary (the “Target Bonus”), in accordance with criteria, including but not limited to revenue targets, profitability and other key performance indicators as recommended by the Chief Executive Officer and accepted by the Board of Directors. Any bonus for the 2026 year will be paid as though Mr. Patel had been employed for the full year. Payment of any bonus will also be conditioned on Mr. Patel’s continued employment with the Company through the relevant payment date. Under the Patel Agreement, Mr. Patel received a grant of 200,000 restricted shares of the Company’s common stock under the 2021 Plan. The award is subject to a three-year cliff vesting schedule, with full vesting on June 30, 2029, subject to continued employment through that date. Vesting of the shares will accelerate upon a Change of Control (as defined in the Patel Agreement). The Patel Agreement may be terminated with or without Cause (as defined in the Patel Agreement), by Mr. Patel for Good Reason (as defined in the Patel Agreement), or in the case of Mr. Patel’s death or Disability (as defined in the Patel Agreement). Upon a termination for Cause, Mr. Patel will receive only the Accrued Obligations (as defined in the Patel Agreement), which will not include any annual bonus for the applicable year (unless already earned), or any severance and all unvested equity awards will be forfeited. Upon a termination for Disability or upon his death, Mr. Patel (or his estate) will receive only his earned compensation, but any unvested equity awards will become immediately vested. If Mr. Patel is terminated by the Company without Cause, he will receive (i) the Accrued Obligations, (ii) a pro-rated annual bonus, (iii) cash severance equal to one times the sum of his then-current base salary and Target Bonus, (iv) Company payment or reimbursement for COBRA premiums for up to 12 months, and (v) certain specified equity awards shall vest. Upon a termination by Mr. Patel for Good Reason, he will receive the same payments and benefits as if he had been terminated without Cause, including upon a Change of Control, if applicable. If within three months preceding or 12 months following a Change of Control, the Company terminates Mr. Patel without Cause or he terminates his employment for Good Reason, he shall receive (i) cash severance equal to 1.5 times the sum of his then-current base salary and Target Bonus, (ii) COBRA premium payment or reimbursement for up to 18 months, and (iii) all outstanding equity awards will vest immediately. As a full-time employee of the Company, Mr. Patel is eligible to participate in all of the Company’s benefit programs.

The foregoing descriptions of the Recker Agreement and the Patel Agreement do not purport to be complete and are qualified by reference to the Recker Agreement and the Patel Agreement, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, made and entered into as of August 17, 2026, between Duos Technologies Group, Inc. and F. Douglas Recker
10.2	Employment Agreement, made and entered into as of September 1, 2026, between Duos Technologies Group, Inc. and Dipan Patel
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: September 16, 2026	By:	/s/ Christopher DeAlmeida
Christopher DeAlmeida Chief Financial Officer